UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington-n, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): March 31, 2004

KHUBLA KHAN, INC.

(Exact name of Registrant as specified in its charter)

Utah	333-46114	87-0650976
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

57-71 # High-Tech Industrial Park Nan Shan District ShenZhen P.R. China 51805		84121
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (011) 86 755-26983825

Items 2 through 12 are not applicable and therefore omitted.

ITEM 1. CHANGES IN CONTROL OF REGISTRANT.

On March 31, 2004, the Company completed a private offering of 5,500,000 shares of its common stock, par value $.001 per share, at a per share purchase price of $0.10 to seven individuals, resulting in gross proceeds to the Company of $550,000.  The consideration was derived from each investor’s personal funds.  On March 31, 2004, the bid price of our common stock was $1.13 per share (no ask price was available), however, our Common Stock is not and has not been actively traded.  The Company believes that the issuance of securities was made solely to persons under exemptions from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), available under Regulation S and D of the Securities Act.

As a result of the sale, the following individuals became beneficial owners of 10% or more of the Company’s issued and outstanding shares of common stock, after taking into effect the transaction:

Name	Beneficial Ownership %
Xuemei Fang	55.2
ZhongNan Xu	37.4

In connection with the consummation of the private offering the former officers and directors of the Company resigned and the following persons were elected/appointed: YaLi Xu - Chief Executive Officer and Director; Xiaobin Liu - Chief Financial Officer; Zhongping Wang - Secretary and Director and; ZhongNan Xu - Director.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

KHUBLA KHAN

By: /s/ YaLi Xu
Its: Chief Executive Officer
Dated: April 3, 2004